Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is made by and between Borrower and Lender, whose names and addresses are described below, in connection with the Loan.

DATE:	April 8, 2015
LENDER:	NexBank SSB 2515 McKinney Avenue, Suite 1100 Dallas, Texas 75201
BORROWER(S):	CenterState Banks, Inc. 42745 U.S. Highway 27 Davenport, Florida 33837

Recitals:

a.

Borrower has applied to Lender for a revolving line of credit in the amount of up to $25,000,000.00, and Lender is willing to make the Loan on the terms and conditions set forth in that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between Borrower and Lender.

b.

In  consideration  of the extension of credit and  other  accommodations of Lender as set forth in the Loan Agreement, Borrower has agreed to secure Borrower’s obligations under this instrument and the Loan Documents as set forth herein.

ARTICLE I – DEFINITIONS: GRANT OF SECURITY

1.01General Definitions.  In this Agreement, the following terms shall have the following meanings:

a.	Additional Grantors. Shall have the meaning assigned in Section 7.02.
b.	Agreement. Shall have the meaning set forth on page one hereof.
c.	Borrower. Shall mean the Borrower named on page one hereof.
d.	Cash Proceeds. Shall have the meaning assigned in Section 9.04.
e.	Collateral. Shall have the meaning assigned in Section 2.01.
f.	Collateral Account. Shall mean any account established by the Lender.
g.

Collateral Records. Shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes,  disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

h.

Control. Shall mean: (i) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Securities, control within the meaning of Section 8-

106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within  the meaning  of  Section 201  of  the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

i.	Controlled Foreign Corporation. Shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.
j.	Insurance. Shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Lender is the loss payee thereof).
k.

Investment Related Property. Shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Stock.

l.	Lender. Shall mean the Lender named on page one hereof.
m.	Loan Agreement. Shall have the meaning set forth on page one hereof.
n.	Pledge Supplement. Shall mean any supplement to this Agreement in substantially the form of Exhibits or Schedules.
o.

Pledged Stock.  Shall mean all shares of capital stock of CenterState Bank of Florida NA, a wholly-owned subsidiary of Borrower, including, without limitation, all shares of capital stock described on Schedule 5.02 under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of Borrower in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

p.	Secured Obligations. Shall have the meaning assigned in Section 3.01.
q.

UCC.  Shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

r.	United States or U.S. Shall mean the United States of America.

1.02Interpretation.

a.

In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Certificated Security, Money, Proceeds, Collateral Support and Supporting Obligations.

b.

All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the UCC or Loan Agreement, as applicable. The incorporation by reference of terms defined in the Loan Agreement shall survive

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any termination of the Loan Agreement until this Agreement is terminated as provided in Section 10 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE II – GRANT OF SECURITY

2.01Grant of Security. To secure the prompt and full payment and performance of the Secured Obligations, the Borrower hereby grants to the Lender a security interest in and continuing lien on all of Borrower’s right, title and interest in, to and under the following personal property of the Borrower, in each case whether now or hereafter existing or in which the Borrower now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”).

a.	Pledged Stock;
b.	Money;
c.	Investment Related Property;
d.	To the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
e.

All products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in Clauses (a) through (d), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral

ARTICLE III – SECURITY FOR OBLIGATIONS; BORROWER REMAINS LIABLE

3.01Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations of Borrower arising under the Loan Documents (the “Secured Obligations”).

3.02Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (ii) Borrower shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall have no obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of

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any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Stock, and (iii) the exercise by the Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV – CERTAIN PERFECTION REQUIREMENTS

4.01Delivery Requirements. With respect to any Certificated Securities included in the Collateral, Borrower shall deliver to the Lender the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Lender or in blank.

4.02Control Requirements.  With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), Borrower shall cause the issuer of such Uncertificated Security to notify the Lender of any Uncertificated Security included in the Collateral. Upon the request of the Lender, the Borrower shall enter into an agreement with the Lender and such issuer, such agreement to be in form and substance reasonably satisfactory to the Lender, pursuant to which such issuer agrees to comply with the Lender’s instructions with respect to such Uncertificated Security without further consent by Borrower.

4.03Timing and Notice. With respect to any Collateral in existence on the Effective Date, Borrower shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, Borrower shall comply with such requirements within 30 (thirty) days of Borrower acquiring rights therein. Borrower shall promptly inform the Lender of its acquisition of any Collateral for which any action is required by Section 4 hereof.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

5.01	Borrower Information and Status.
a.

Schedule 5.01 sets forth, as of the Effective Date, under the appropriate headings: (i) the full legal name of Borrower, (ii) all trade names or other names under which Borrower currently conducts business, (iii) the type of organization of Borrower, (iv) the jurisdiction of organization of Borrower, (v) its organizational identification number, if any, and (vi) the jurisdiction where the chief executive office or its principal place of business is located;

b.

except as provided on Schedule 5.01, it has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

c.

it has been duly organized and is validly existing as an entity of the type as set forth opposite its name on Schedule 5.01 solely under the laws of the jurisdiction as set forth opposite its name on Schedule 5.01 and remains duly existing as such. It has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

d.	Borrower is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.02Collateral Identification, Special Collateral.

a.	Schedule 5.02 sets forth as of the Effective Date under the appropriate headings all of Borrower’s Pledged Stock;
b.

none of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) timber to be cut, or (v) aircraft, aircraft engines, satellites, ships or railroad rolling stock; and

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c.	all information supplied by Borrower with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.03Ownership of Collateral and Absence of Other Liens. It has full legal and beneficial ownership of all of the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Loan Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of Borrower becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than any Permitted Liens.  All Collateral is genuine and in all respects what it purports to be.

5.04Status of Security Interest.

a.

Upon the filing of financing statements naming Borrower as “debtor” and the Lender as “secured party” and describing the Collateral in the filing offices set forth opposite Borrower’s name on Schedule 5.04 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Lender in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien subject to any Permitted Liens with respect to the Collateral.  Each agreement purporting to give the Lender Control over any Collateral is effective to establish the Lender’s Control of the Collateral subject thereto. No security agreement, financing statement, equivalent security or lien instrument, or continuation statement listing Borrower as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed for the benefit of the Lender or made by the Borrower pursuant to this Agreement or the Loan Agreement; and

b.

no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Borrower of the Liens purported to be created in favor of the Lender hereunder or (ii) the exercise by Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) those that have been obtained prior to the date of determination and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, and (D) as may be required by the  Bank Holding Company Act of 1956 (12 U.S.C. 1841), the Change in Bank Control Act (12 U.S.C. 1817(j), and any implementing regulations (collectively, the “Banking Law”).

5.05Recourse. This Agreement is made with full recourse to the Borrower and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Borrower contained herein, in the Loan Agreement and otherwise in writing in connection herewith or therewith.

5.06Pledged Stock, Investment Related Property. It is the record and beneficial owner of the Pledged Stock free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock.

ARTICLE VI – COVENANTS AND AGREEMENTS

Borrower hereby covenants and agrees that:

6.01Borrower Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Agreement, it shall not change Borrower’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise),

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principal place of business, chief executive office, organizational identification number, type of organization or jurisdiction of organization unless it shall have (i) notified the Lender in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business, chief executive office, or jurisdiction of organization and providing such other information in connection therewith as the Lender may reasonably request and (ii) taken all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Lender’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Lender a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.02Ownership of Collateral and Absence of Other Liens.

a.

Borrower (i) shall fully perform all of its duties under and in connection with each transaction to which any Collateral relates, (ii) shall promptly notify Lender about any change in any fact or circumstances represented or warranted by Borrower about any Collateral that constitutes a Material Adverse Change, (iii) shall promptly notify Lender of any claim, action, or proceeding affecting title to any Collateral or the Lender’s security interest and, at Lender’s request and Borrower’s expense, appear in and defend that action or proceeding, (iv) shall hold in trust for Lender all certificates evidencing capital stock of CenterState Bank of Florida NA not delivered to Lender (without excusing any failure to deliver Loan Documents to Lender or other party designated by Lender as required by the Loan Documents) and mark such stock certificates and Borrower’s corporate records that it is subject to the Lender’s security interest (but the failure to do so does not impair the security interest or its priority);

b.

except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and Borrower shall defend the Collateral against all Persons at any time reasonably claiming any interest therein;

c.

upon Borrower or any officer of Borrower obtaining knowledge thereof, it shall promptly notify the Lender in writing of any event that could reasonably be expected to materially diminish the value of the Collateral or any portion thereof, the ability of Borrower or the Lender to dispose of the Collateral or any portion thereof, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

d.	it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Loan Agreement.

6.03Status of Security Interest.

a.	Borrower shall maintain the security interest of the Lender hereunder in all Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).
b.

Notwithstanding the foregoing, Borrower shall not be required  to take any action to perfect any Collateral to the extent that the Borrower, in consultation with the Lender, reasonably determines that the cost of perfecting a security interest in such Collateral exceeds the practical benefit thereof to the Lender.

6.04Pledged Stock, Investment Related Property.

a.

Except as provided in the next sentence, in the event Borrower receives any dividends, interest or distributions on any Pledged Stock or other Investment Related Property upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Stock or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be

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included in the definition of Collateral without further action and (b) Borrower shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Lender over such Investment Related Property and pending any  such  action  Borrower  shall  be  deemed  to  hold  such  dividends,  interest,  distributions, securities or other property in trust for the benefit of the Lender and shall segregate such dividends, distributions, securities or other property from all other property of Borrower.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Lender authorizes Borrower to retain all cash dividends and distributions paid by the issuer of Pledged Stock or other Investment Related Property and all scheduled payments of interest;

b.	Voting.
i.

So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or in the Loan Agreement, Borrower shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; and

ii.	upon the occurrence and during the continuation of an Event of Default and subject to the Banking Law:
A.

all rights of Borrower to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall upon notice from the Lender cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights; and

B.

in order to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (x) Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (y) Borrower acknowledges that the Lender may utilize the power of attorney set forth in Section 8.01.

ARTICLE VII – FURTHER ASSURANCES; ADDITIONAL BORROWERS.

7.01Further Assurances.

a.

Borrower agrees that from time to time, at the expense of Borrower, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and  enforce its rights and remedies hereunder with respect to any Collateral.

b.

Borrower hereby authorizes the Lender to  file a Record  or  Records, including, without limitation, financing or continuation statements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Lender may determine, in its sole discretion, are necessary to perfect or otherwise protect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description that describes the Collateral in any other manner as the Lender may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Lender herein.

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7.02Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Lender, notice of which is hereby waived by Borrower, each Additional Grantor shall be a Borrower and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.   Borrower expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Lender not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE VIII – LENDER APPOINTED ATTORNEY-IN-FACT

8.01Power of Attorney. Borrower hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

a.	upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by Borrower pursuant to the Loan Agreement;
b.

upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

c.

upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

d.

upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;

e.	to prepare and file any UCC financing statements against Borrower as debtor;
f.

to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be reasonably determined by the Lender, any such payments made by the Lender to become obligations of Borrower to the Lender, due and payable immediately upon demand; and

g.

upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Borrower’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect and preserve the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

8.02No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the

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exercise of such powers, and neither the Lender nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except on account of their own gross negligence bad faith or willful misconduct.

ARTICLE IX – REMEDIES

9.01Generally.

a.

If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

i.

require Borrower to, and Borrower hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

ii.	enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
iii.	prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Lender deems appropriate; and
iv.

without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable.

b.

The Lender may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily  sold on a recognized market or the subject of widely  distributed standard price quotations) sale in accordance with the UCC and the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which

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might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Borrower shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency. Borrower further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Lender hereunder.

c.

The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

d.	The Lender shall have no obligation to marshal any of the Collateral.

9.02Application of Proceeds.     Except as expressly provided elsewhere in this Agreement, all proceeds received by the Lender in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 13.01 of the Loan Agreement and in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Lender and its agents and  counsel,  and  all other  expenses, liabilities and advances made or incurred by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification hereunder and all advances made by the Lender hereunder for the account of the Borrower, and to the payment of all costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy hereunder or under the Loan Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.03Investment Related Property. Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sale may be at prices  and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Borrower agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Lender determines to exercise its right to sell any or all of the Investment Related Property, upon written request, Borrower shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Lender all such information as the Lender may request in order to determine the number and nature of interest, shares or

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other instruments included in the Investment Related Property which may be sold by the Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.04Cash Proceeds. If any Event of Default shall have occurred and be continuing, all proceeds of any Collateral received by Borrower consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by Borrower in trust for the Lender, segregated from other funds of Borrower, and shall, upon the exercise of remedies by the Lender, be turned over to the Lender in the exact form received by Borrower (duly indorsed by such Borrower to the Lender, if required) and held by the Lender in the Collateral Account. Any Cash Proceeds received by the Lender (whether from a Borrower or otherwise) may, in the sole discretion of the Lender, (i) be held by the Collateral as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Lender against the Secured Obligations then due and owing.

ARTICLE X – CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

10.01Continuing Security Instrument. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent obligations that expressly survive the termination of the Loan Agreement), be binding upon Borrower, its successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Loan Agreement, Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent obligations that expressly survive the termination of the Loan Agreement), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Borrower.   Upon any such termination the Lender shall, at the Borrower’s expense, execute and deliver to the Borrower or otherwise authorize the filing of such documents as the Borrower shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Loan Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Borrower with no further action on the part of any Person.   The Lender shall, at the Borrower’s expense, execute and deliver or otherwise authorize the filing of such documents as Borrower shall reasonably request, in form and substance reasonably satisfactory to the Lender, including financing statement amendments to evidence such release.

ARTICLE XI – STANDARD OF CARE; LENDER MAY PERFORM

11.01Standard of Care.  The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property.   Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.   If Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement,

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and the expenses of the Lender incurred in connection therewith shall be payable by Borrower under Section 6.05 of the Loan Agreement.

ARTICLE XII – MISCELLANEOUS

12.01Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.16 of the Loan Agreement. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any  other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.   This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and assigns. Borrower shall not, without the prior written consent of the Lender given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.   There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Texas.

THE PROVISIONS OF THE LOAN AGREEMENT UNDER THE HEADINGS “JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE LOAN AGREEMENT.

IN WITNESS WHEREOF, Borrower and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[Signature page follows]

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LENDER:

NexBank SSB

/s/ Rhett Miller
Rhett Miller, Senior Vice President & Chief Credit Officer

BORROWER(S):

CenterState Banks, Inc.

/s/ Stephen D. Young
Stephen D. Young, Corporate Treasurer

Signature Page Pledge and Security Agreement	Page 13 of 14

SCHEDULE 5.02

COLLATERAL IDENTIFICATION

Identification of Pledged Stock: Certificate No.  90001, representing 499,625 shares of  CenterState Bank of Florida, N.A. Common Stock, which is 100% of the outstanding shares of CenterState Bank of  Florida, N.A. a wholly-owned subsidiary of  CenterState Banks, Inc.

Schedule 5.04 Pledge and Security Agreement	Page 14 of 14